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                                                                   Exhibit 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 2001 in the Registration Statement (Form S-3, No. 333-69764) and related Prospectus of EDO Corporation for the registration of 4,600,000 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated February 26, 2001, with respect to the financial statement schedule of EDO Corporation for the year ended December 31, 2000 included in the Annual Report (Form 10-K) for 2000 filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP
New York, New York
October 5, 2001